UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 22, 2008

Allied Security Innovations Inc.
Formerly Digital Descriptor Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26604	23-2770048
(State or other	(Commission	(IRS Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

1709 Route 34
Farmingdale, New Jersey 07727
Telephone Number (732) 751-1115

Copies to:
Harry Jay Levin, Esq.
Levin Cyphers
1410 Hooper Avenue
Toms River, New Jersey 08753
Phone: (732) 240-0909
Fax: (732) 240-4797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement

Item 2.02  Completion of Acquisition

Parties: Allied Security Innovations, Inc. (f/k/a Digital Descriptor Systems, Inc) (“the Company”) and CGM Applied Security Technologies, Inc. and CGM Security Solutions, Inc. (“Seller”).

Item 2.03  Creation of a Direct Financial Obligation

The Agreement and related supporting documents increased the original purchase price of substantially all of the assets of the Seller to $6,000,000, satisfied, in part, through an increase in the original Secured Convertible Promissory Note to $4,500,000; increasing the interest rate thereof to 7%; payment of additional consideration of $500,000; and extending the due date of the original Secured Convertible Promissory Note to February 28, 2011. A description of the original transaction is contained in Form 8-K filed March 2, 2005 and is incorporated by reference.

As additional consideration the Company has entered into a Distributorship and Manufacturer’s Representative Agreement with the Seller’s principal. The Agreement authorizes the sale and distribution of the Company’s products and services throughout the United States.

The execution of the Amended Asset Purchase Agreement was preceded by breach of contract litigation filed by the Seller. The litigation was immediately withdrawn before service of the complaint was accomplished.

In connection with the consummation of the Amended Purchase Agreement, the Company entered into an agreement modifying existing obligations to certain of its investors (“Investors”) through a Recapitalization Agreement. The Recapitalization Agreement causes all existing Investor debt obligations of the Company (“Old Notes”) to be exchanged for new obligations (“New Notes”) of the Company in an increased principal amount beyond the principal amount as described in the Old Notes.

Additionally, in exchange of $510,000 paid by certain Investors, the Company issued to those Investors Debentures in the above stated principal amount and Warrants to purchase an aggregate of 10,000,000 shares of the Company’s Common Stock. The proceeds were used to satisfy certain expenses associated with the Recapitalization and as payment to the Seller in consideration for the modification of original 2005 Asset Purchase Agreement.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

The sole principal of the Seller, Erik Hoffer, served on the Board of Directors of the Company since March 1, 2005. Additionally, Mr. Hoffer performed services for the Company under an Employment Agreement which, by consent, has been terminated. Mr. Hoffer will continue to be associated with the Company as a Distributor and Manufacturer’s Representative. Effective May 16, 2008, Mr. Hoffer has resigned from his seat on the Board. At this time the Company has not identified a replacement.

Item 9.01  Financial Statements and Exhibits

Exhibit No.	Description

4.1.	Stock Purchase Warrant AJW Master Fund

4.2.	Stock Purchase Warrant AJW Partners

10.1.	Callable Secured Convertible Note $102,000 - AJW Master Fund

10.2.	Callable Secured Convertible Note $849,775 - AJW Master Fund

10.3.	Callable Secured Convertible Note $136,357 - AJW Partners

10.4.	Callable Secured Convertible Note $102,000 - AJW Partners

10.5.	Callable Secured Convertible Note $1,395,098.37 - AJW Partners

10.6.	Callable Secured Convertible Note $205,325 - AJW Partners

10.7.	Callable Secured Convertible Note $306,000 - New Millenium

10.8.	Callable Secured Convertible Note $34,452 - New Millenium

10.9.	Callable Secured Convertible Note $263,936.18 - New Millenium

10.10.	Callable Secured Convertible Note $91,685 - New Millenium

10.11.	Callable Secured Convertible Note $5,220.911.98 - AJW Offshore

10.12.	Callable Secured Convertible Note $191,980 - AJW Offshore

10.13.	Callable Secured Convertible Note $706,207/05 - AJW Offshore

10.14.	Callable Secured Convertible Note $273,475 - AJW Qualified Partners

10.15.	Callable Secured Convertible Note $3,776,694.44 - AJW Qualified Partners

10.16.	Secured Convertible Debenture New Millenium $306,000

10.17.	Secured Convertible Debenture AJW Partners

10.18.	Secured Convertible Debenture AJW Master Fund $102,000

10.19.	Amended Asset Purchase Agreement 5/16/08

10.20.	Distributorship & Manufacturer’s Rep.

10.21.	Recapitalization Agreement 5/15/08 Revised

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED SECURITY INNOVATIONS, INC. (Registrant)

Dated: May 22, 2008	By:	/s/ Michael J. Pellegrino
MICHAEL J. PELLEGRINO Senior Vice President & CFO (Principal Financial and Accounting Officer)